UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On September 25, 2003, the Company issued the following press release:

TIDEWATER ELECTS RICHARD DU MOULIN TO ITS BOARD OF DIRECTORS

NEW ORLEANS, SEPTEMBER 25, 2003 – Tidewater (NYSE: TDW) today announced the election of Richard du Moulin to its Board of Directors for a term expiring in July 2004.

Born in New York City, Mr. du Moulin comes to Tidewater following a distinguished and successful career in the shipping industry. He currently is serving as President of Intrepid Shipping.

After graduating from Dartmouth College in 1969, Mr. du Moulin served in the US Navy from 1969 to 1972. In 1974, he graduated with an MBA from Harvard Business School and began his career at OMI Corporation. During his 15 years with OMI, he served as Executive Vice President, Chief Operating Officer, and as a member of the company’s Board of Directors. He left OMI in 1989 to start his own company, known as, Intrepid Shipping. That same year, he led a group of partners in a buy out of Marine Transport Lines (MTL), the oldest transportation company in America, after which Intrepid took on the name of MTL. The company later went public and became Marine Transport Corporation (MTC) where du Moulin served as Chairman and Chief Executive Officer. After the acquisition of several competitors, Mr. du Moulin and partners sold MTC to Crowley Maritime in 2000, paving the way for him to re-establish Intrepid Shipping in 2002.

In addition to sitting on Tidewater’s Board of Directors, Mr. du Moulin also serves on the Board of Directors of the American Bureau of Shipping and is a member of its Audit Committee. He has been awarded commendations such as the US Coast Guard Distinguished Service Medal, the Commodore Award from Connecticut Maritime Association and the Admiral of the Ocean Sea Award (AOTOS) from United Seafarer’s Service.

Mr. du Moulin lives in Larchmont, NY, with his wife, Ann, and their four children. He is active in several community and civic organizations. He sits on the Board of Trustees for Seamen’s Church Institute of NY/NJ and serves as the Chairman of the Strategic Planning Committee. He is also an avid sailor and has participated in several races for the America’s Cup.

Tidewater Inc. owns and operates nearly 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

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CONTACT:

Tidewater Inc.

Rebecca Hadeed

504-568-1010

www.tdw.com

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date: September 25, 2003

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